EXHIBIT 10.6

FIRST AMENDMENT TO

CORPORATE GUARANTY

among

BEACON POWER CORPORATION,

The U.S. DEPARTMENT OF ENERGY

and

PNC BANK NATIONAL ASSOCIATION,

D/B/A MIDLAND LOAN SERVICES,

A DIVISION OF PNC BANK NATIONAL ASSOCIATION,

as Administrative Agent in its capacity as the Collateral Agent

Dated as of June 2, 2011

FIRST AMENDMENT TO CORPORATE GUARANTY

This FIRST AMENDMENT TO CORPORATE GUARANTY made and entered into as of June 2, 2011 (this “Amendment”), is by and among BEACON POWER CORPORATION, a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware, having an office at 65 Middlesex Road, Tyngsboro, MA 01879 (the “Guarantor”), the U.S. DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE” or a “Secured Party”), and PNC BANK NATIONAL ASSOCIATION, D/B/A MIDLAND LOAN SERVICES, a division of PNC Bank National Association, successor in interest by merger to Midland Loan Services, Inc., having an office at 10851 Mastin, Suite 700 Overland Park, KS 66210, as administrative agent in its capacity as the collateral agent (the “Collateral Agent” or a “Secured Party”), together with any successor collateral agent at the time serving as such under the Common Agreement dated as of August 6, 2010, among Stephentown Regulation Services LLC (the “Borrower”), DOE and the Collateral Agent (the “Common Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement), and this Amendment is intended to amend a Corporate Guaranty, dated as of August 6, 2010, from the Guarantor to DOE and the Collateral Agent (the “Guaranty Agreement”):

W I T N E S S E T H:

WHEREAS, the Borrower is currently constructing a flywheel-based frequency regulation plant designed to enhance grid stabilization and optimization, to be located in Stephentown, New York (the “Project”).

WHEREAS, the Equity Interests of the Borrower are currently held by Holdings, as sole Equity Owner of the Borrower, and the Equity Interests of Holdings are currently held by the Guarantor as the sole Equity Owner of Holdings.

WHEREAS, the Guarantor, in exchange for benefits the Guarantor will receive from the Borrower, has agreed to guarantee the performance of certain obligations of the Borrower under the Common Agreement pursuant to the terms of the Guaranty Agreement.

WHEREAS, the parties desire to amend the Guaranty Agreement pursuant to the terms herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the parties hereby agree as follows:

1.                                      Amendment to Section 2 of Guaranty Agreement.  The first sentence of Section 2(a) of the Guaranty Agreement is hereby deleted and replaced with the following:

The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to each Secured Party the obligations of the Borrower to replenish and fund the Debt Service Reserve Account pursuant to and in accordance with the terms and conditions of Section 6.17 and Section 6.33(b) of the Common Agreement; provided that the aggregate maximum liability of the Guarantor pursuant to this Guaranty, disregarding any payments made by the Guarantor prior to the Project Completion Date, shall be $5,000,000 (five million dollars) (the “Guaranteed Obligations”).

2.                                      Amendment to Section 17 of Guaranty Agreement.  Section 17 of the Guaranty Agreement is hereby deleted and replaced with the following:

Termination.  This Agreement shall terminate upon the earlier of (a) the payment in full of all DOE-Guaranteed Loans and all other amounts due under the FFB Funding Documents and the Common Agreement or (b) payments by the Guarantor hereunder in an aggregate amount of $5,000,000, disregarding any payments made by the Guarantor prior to the Project Completion Date.

3.                                      Effectiveness. All terms and conditions of the Guaranty Agreement, except as expressly amended herein, shall remain in full force and effect.

4.                                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties have duly authorized the execution of this Amendment as of the date first written above.

BEACON POWER CORPORATION

By:	/s/ F. William Capp
Name:	F. William Capp
Title:	President and Chief Executive Officer

U.S. DEPARTMENT OF ENERGY

By:	/s/ David G. Frantz
Name:	David G. Frantz
Title:	Director, Loan Guarantee Origination
Division, Loan Programs Office

PNC BANK NATIONAL ASSOCIATION,
D/B/A MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Bradley J. Hauger
Name:	Bradley J. Hauger
Title:	Senior Vice President, Servicing Officer

Corporate Guaranty